EXHIBIT 10.47


                                COMMERCIAL LEASE

         This lease, dated as of August 1, 2006, is made by and between GET, a California corporation with an address at 3151 East Washington Boulevard, Los Angeles, California 90023 ("Lessor"), and Tarrant Apparel Group, a California corporation with an address at 3151 East Washington Boulevard, Los Angeles, California 90023 ("Lessee").

1. TERM AND RENT. Lessor hereby demises the premises situated in the City of Los Angeles, County of Los Angeles, State of California, described as: 3151 East Washington Boulevard, Los Angeles, California 90023 (the "Premises") for a term of five years, commencing on August 1, 2006, and terminating on July 31, 2011, or sooner as provided herein, at an annual rent of Six Hundred Fifty Six Thousand Three Hundred Seventy Six Dollars ($656,376.00), payable in equal monthly installments of Fifty Four Thousand Six Hundred Ninety Eight Dollars ($54,698.00), in advance, on the first day of each month for that month's rent, during the term of this lease. All rental payments shall be made to Lessor at the address specified above.

2. RENEWAL OPTION. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew this lease for an additional term of five (5) years commencing on August 1, 2011, and terminating on July 31, 2016, or sooner as provided herein, under the same terms and conditions applicable to the original term, including the rental amount and timing of rental payments. The option shall be exercised by written notice given to Lessor no later than April 30, 2011. If notice is not given in the manner provided herein within the time specified, this option shall expire.

3. USE. Lessee shall use and occupy the Premises for garment-related activities. The Premises shall be used for no other purpose. Lessor represents that the Premises may be lawfully used for such purposes.

4. CARE AND MAINTENANCE OF PREMISES. Lessee acknowledges that the Premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at its own expense and at all times, maintain the Premises in good and safe condition, and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required. Lessee shall also maintain in good condition such portions adjacent to the Premises (e.g., sidewalks, driveways, lawns and shrubbery) that would otherwise be required to be maintained by Lessor.

5. ALTERATIONS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements in, to, or about the Premises.

6. ORDINANCES AND STATUTES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities, now in force or that may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.


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7.       ASSIGNMENT  AND  SUBLETTING.  Lessee  shall not assign this  lease,  or sublet any portion of the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any assignment or subletting without consent shall be void and, at the option of Lessor, may terminate this lease.

8. UTILITIES. All applications and connections for necessary utility services on the Premises shall be made in the name of Lessee, who shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

9. ENTRY AND INSPECTION. Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, and will permit Lessor, at any time within ninety (90) days prior to the expiration of this lease, to place upon the Premises any usual "For Lease" signs, and permit persons desiring to lease the same to inspect the Premises thereafter.

10. POSSESSION. If Lessor is unable to deliver possession of the Premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within thirty (30) days of the commencement of the term hereof.

11. INDEMNIFICATION OF LESSOR. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the Premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

12. INSURANCE. Lessee shall, at all times during the term of this lease, at Lessee's expense, maintain liability insurance that includes coverage for bodily injury and property damage on the Premises, in commercially reasonable coverage amounts. Lessor shall be named as an additional insured under such insurance policies, and Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as an additional insured. The Certificate of Insurance shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies that may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

13. EMINENT DOMAIN. If the Premises or any part thereof or any estate therein, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date, and any rent prepaid for any period beyond that date shall be returned to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

14. DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing government laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a


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proportionate  reduction of rent while such  repairs are being made,  based upon the extent to which making such repairs shall interfere with the business of Lessee on the Premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. A total destruction of the building on the Premises shall terminate this lease.

15. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within thirty (30) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within thirty (30) days and thereafter proceeds with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease at the end of the thirty
(30) day cure period. Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

16. TAX INCREASE. In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 100 percent of the increase in taxes upon the Premises, including the land and the building on the Premises. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

17. ATTORNEY'S FEES. In the event Lessor initiates a legal action to recover the Premises, or for any sum due hereunder, or because of any act that may arise out of Lessee's use or possession of the Premises, Lessee shall reimburse Lessor for all costs incurred in connection with such action, including reasonable attorney's fees.

18. NOTICES. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the Premises, or Lessor at the address shown above, or at such other places as may be designated by the parties from time to time.

19. SUBORDINATION. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

20. MISCELLANEOUS. This lease supercedes and replaces any other preceding written or oral agreements or understandings between the parties with respect to the subject matter herein. No addition or modification to this lease shall be valid unless made in writing. This lease may not be assigned by Lessee without the prior written consent of Lessor. Subject to the foregoing restraint on assignment, this lease shall be binding upon and shall inure to the benefit of all


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successors and assigns of the parties.  No failure of Lessor to enforce any term hereof shall be deemed to be a waiver. This lease may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. The Article headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this lease. This is a negotiated agreement and shall be construed to have been drafted by both parties.

         IN WITNESS WHEREOF, the parties have entered into this lease as of date first written above.

Lessor:                                      Lessee:

GET, a California corporation                TARRANT APPAREL GROUP

By: /S/ GERARD GUEZ                          By: /S/ CORAZON REYES
    --------------------------------             -------------------------------
    Gerard Guez, President                       Corazon Reyes, CFO


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